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     As filed with the Securities and Exchange Commission on October 4, 2001
                                                      REGISTRATION NO. 333-10993
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                               PNM RESOURCES, INC.
                     (formerly known as Manzano Corporation)
           (Exact name of the registrant as specified in its charter)

             NEW MEXICO                                         85-0468296
  (State or other jurisdiction of                            (I.R.S. employer
   incorporation or organization)                         identification number)

                                 ALVARADO SQUARE
                          ALBUQUERQUE, NEW MEXICO 87158
                                 (505) 241-2700
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                   M.H. MAERKI
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               PNM RESOURCES, INC.
                                 ALVARADO SQUARE
                          ALBUQUERQUE, NEW MEXICO 87158
                                 (505) 241-2700
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         FROM TIME TO TIME AFTER POST-EFFECTIVE AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                          ----------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          ----------------------------


   The commission is requested to mail signed copies of all orders, notices and communications to:

                                   C. L. MOORE
                             KELEHER & MCLEOD, P.A.
                            414 Silver Avenue, S. W.
                          Albuquerque, New Mexico 87103

================================================================================

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

             ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, in anticipation of the completion of the formation by Public Service Company of New Mexico, a New Mexico corporation ("PNM"), of a new holding company above PNM pursuant to the Agreement and Plan of Share Exchange (the "Plan of Exchange") between PNM and PNM Resources, Inc., a New Mexico corporation, formerly known as Manzano Corporation ("PNM Resources"). The Plan of Exchange provides for, among other things, a share exchange pursuant to which all shares of common stock of PNM would be exchanged on a one-for-one basis for shares of common stock of PNM Resources (the "Share Exchange"). The shareholders of PNM approved the Share Exchange on June 6, 2000.

     As a result of the Share Exchange, PNM will become a direct wholly owned subsidiary of PNM Resources. Once the Share Exchange is effective, the Public Service Company of New Mexico PNM Direct Plan (the "Original Plan") shall be assumed by PNM Resources and replaced by and known as the PNM Resources, Inc. PNM Direct Plan (as so replaced and assumed, the "Plan"). The Plan will continue to cover, among others, employees of PNM and its affiliates. However, shares of stock issued in accordance with the Plan shall be shares of PNM Resources rather than shares of PNM. In assuming responsibility for the Original Plan, PNM Resources will continue to provide the same rights and benefits provided by PNM.

     In accordance with Rule 414 under the Securities Act, PNM Resources, as the successor issuer to PNM, hereby expressly adopts this Registration Statement No. 333-10993 on Form S-3 for the Plan as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, effective upon the effectiveness of the Share Exchange. The applicable registration fees were paid at the time of the original filing of this registration statement by PNM.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


SUBJECT TO COMPLETION DATED OCTOBER 4, 2001

                          ----------------------------

                              P R O S P E C T U S

                          ----------------------------

                               PNM RESOURCES, INC.
                                 PNM DIRECT PLAN
                                  COMMON STOCK
                                 (NO PAR VALUE)

                          ----------------------------


     This prospectus relates to shares of common stock, no par value, of PNM Resources, Inc. that may be offered in connection with the PNM Resources, Inc. PNM Direct Plan. The plan replaces and assumes the Public Service Company of New Mexico PNM Direct Plan, or the original plan, initially established on August 28, 1996 by PNM Resources's wholly owned subsidiary, Public Service
Company of New Mexico. On         , PNM Resources became the parent of Public
Service Company of New Mexico, or PNM, pursuant to a one-for-one exchange of common stock between the two corporations.

     The plan is designed to provide investors with a convenient way to purchase shares of PNM Resources common stock, and to reinvest all or a portion of the cash dividends paid on PNM Resources common stock in additional shares of common stock.

         PARTICIPANTS IN THE PLAN MAY:
         - Reinvest all or a portion of cash dividends paid on common stock registered in their names or on common stock credited to their plan accounts in shares of common stock.
         - Make an initial investment in common stock with a cash payment of at least $50, and additional optional investments thereafter of at least $50, up to a maximum of $60,000 per calendar year, including the initial investment; provided, however, that employees of PNM Resources and any of its affiliates who elect to invest through payroll deductions may make an initial investment of at least $25, and additional optional investments thereafter of at least $25.
         - Make investments, including initial investments, in the plan by electronic funds deduction from financial institution accounts.
         - Make investments in common stock during two separate investment periods in each month and not just one investment period per month, as provided for under the original plan.
         - Receive, upon written request, certificates for whole shares of common stock credited to their plan accounts.
         - Deposit certificates representing common stock into the plan for safekeeping.
         - Sell shares of common stock credited to their plan accounts through the plan.

     Shares of common stock will be purchased under the plan, at the option of PNM Resources, from newly issued shares, shares held in the treasury of PNM Resources not reserved for any other purposes or shares purchased on the open market. Purchases will be effected through an independent agent appointed by PNM Resources. The common stock is listed on the New York Stock Exchange under
the ticker symbol PNM. The closing price of the common stock on          , 2001
on the New York Stock Exchange was $       .

     The purchase price of newly issued common stock purchased under the plan for an investment date (as defined in the plan) will be the average of the high and low sales prices of the common stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal or, for any day on which there is no such publication, in another generally accepted publication for the first business day of the relevant investment period (as defined in the plan), provided that the New York Stock Exchange is open on such day. The price of shares of common stock purchased or sold on the open market will be the weighted average price per share (adjusted for brokerage commissions, any related service charges, and applicable taxes) of the aggregate number of shares purchased or sold, respectively, on the open market during the relevant investment period. PNM Resources will pay the costs of administration of the plan, except that plan participants will bear the cost of brokerage commissions, any related service charges and applicable taxes relating to shares of common stock purchased or sold on the open market.

     To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the plan to persons not presently record holders of common stock are offered only through a registered broker/dealer in such jurisdictions.

     This prospectus contains a summary of the material provisions of the plan and, therefore, this prospectus should be retained by participants in the plan for future reference.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                          ----------------------------

                 The date of this prospectus is         , 2001.

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                             AVAILABLE INFORMATION

      PNM Resources is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. PNM Resources common stock is listed on the New York Stock Exchange. Reports, proxy material, and other information concerning PNM Resources can be inspected at the office of this Exchange at Room 401, 20 Broad Street, New York, New York 10005.


                       INCORPORATION OF CERTAIN DOCUMENTS
                                  BY REFERENCE

      The following documents previously filed with the SEC by PNM and PNM Resources, formerly known as Manzano Corporation, are hereby incorporated by reference in this prospectus:

         - PNM Resources's Registration Statement on Form S-4 filed with the SEC on March 10, 2000, as amended (No. 333-32170);

         - PNM's Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

         - PNM's Current Report on Form 8-K, dated January 18, 2001; January 23, 2001; January 25, 2001 (two); February 26, 2001; February 28,
              2001; March 1, 2001; March 20, 2001; March 27, 2001;

         - PNM's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         - PNM's Current Report on Form 8-K, dated April 11, 2001 (two); April 12, 2001; April 16, 2001; April 18, 2001 (two); May 2, 2001
              (two); May 18, 2001; May 25, 2001; June 1, 2001; June 14, 2001;

         - PNM's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as amended; and

         - PNM's Current Reports on Form 8-K, dated July 3, 2001 (two); July 13, 2001; July 16, 2001; July 18, 2001 (three); July 24, 2001;
              July 30, 2001; August 9, 2001; August 16, 2001; August 17, 2001;
              September 13, 2001; September 18, 2001; September 19, 2001.

      All documents filed by PNM Resources pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.

      PNM Resources will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the oral or written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to PNM Resources, Inc., Alvarado Square, Albuquerque, New Mexico 87158, or by calling (505) 241-2054 or (800) 545-4425 toll-free nationwide.

                               PNM RESOURCES, INC.

     PNM Resources, Inc. was incorporated on March 3, 2000 under the laws of
the State of New Mexico and became the holding company for PNM on        , 2001,
the date of effectiveness of a share exchange between PNM Resources and PNM approved by PNM's shareholders on June 6, 2000. As a result of the share exchange, PNM became a direct wholly-owned subsidiary of PNM Resources and each share of common stock of PNM, including each share previously issued under the original plan, was exchanged for one share of common stock of PNM Resources. At the effective time of the share exchange, the original plan was replaced and assumed by PNM Resources, with PNM Resources common stock used in lieu of common stock of PNM whenever after that time stock is to be issued under the plan. Otherwise, all accounts and all elections, notices, instructions and authorizations under the original plan automatically continue under, and all participants in the original plan automatically continue as participants in, the plan.

     PNM is a public utility primarily engaged in the generation, transmission, distribution, sale and trading of electricity and in the transmission, distribution and sale of natural gas. The principal executive offices of PNM Resources and PNM are located at Alvarado Square, Albuquerque, New Mexico 87158, and the telephone number is (505) 241-2700.


                             DESCRIPTION OF THE PLAN

     The following questions and answers describe the provisions of the plan. For convenience of reference, the definitions of certain key terms are included below:


DEFINITIONS


Administrator              PNM Resources. See also "plan administrator."

Cash investment            A payment made subsequent to enrollment in the plan.
                           The maximum aggregate cash investment (including the initial cash investment) is $60,000 per account per calendar year.

Dividend payment date      The date determined by PNM Resources's board of
                           directors on which common stock dividends are payable.

Dividend record date       The date determined by PNM Resources's board of
                           directors for establishing shareholders who are entitled to a dividend, which has been declared.

Eligible investor          An investor who makes an initial cash investment or a
                           shareholder of record.

Enrollment forms           Forms available through PNM Resources that the
                           investor must complete to be able to participate in the plan.

Ex-dividend date           A date prior to the dividend record date, based on
                           industry regulations, necessary to allow for the settlement of traded securities by the dividend record date. Common stock purchased between the ex-dividend date and the dividend record date is not entitled to the succeeding dividend.

Initial cash investment    A payment made to PNM Resources to purchase shares of
                           common stock to open a plan account. The minimum initial cash investment is $50, except that the minimum initial cash investment for employees of

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                           PNM Resources or any of its affiliates using payroll
                           deductions is $25.

Investment date            The date on which the purchase price for all shares
                           of common stock to be purchased has been determined.
                           The purchased shares are credited to a participant's account on the investment date.

Investment period          The period during which common stock is purchased.
                           Investment periods begin on (1) the first business day of each month, except that during dividend record date months, the first investment period begins on the first business day following the dividend record date; and (2) the 15th day of each month or the next business day if the 15th day falls on a weekend or holiday.

Investment statement       A statement sent to a participant after an investment
                           period in which the participant's account had investment activity. The investment statement includes the purchase price and number of shares of common stock purchased.

Plan administrator         PNM Resources.

Plan history statement     A statement sent to a participant upon withdrawal
                           (including by way of the sale of shares or the issuance of a certificate for shares) of all or a portion of shares from the participant's account.

Shareholder of record      An investor whose shares are registered on the books
                           of PNM Resources.

PURPOSE OF THE PLAN

1.    WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the plan is to provide shareholders and interested investors with a convenient and economical way to purchase shares of common stock with cash investments (including an initial cash investment) or reinvested dividends.

ADVANTAGES AND DISADVANTAGES OF THE PLAN

2.    WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

      THE PLAN OFFERS INVESTORS THE FOLLOWING ADVANTAGES:

      A. Direct Purchase of Stock - Persons not presently owning shares of common stock may become shareholders of PNM Resources by making an initial cash investment of at least $50, or if you are an employee of PNM Resources or any of its affiliates, by making an initial cash investment by payroll deduction of at least $25 (but not more than $60,000 per account per calendar year). See Question 5.

          Participants may invest additional funds at any time to purchase shares of common stock. The maximum annual cash investment (including the initial cash investment) is $60,000 per account.

      B. Sell Stock - Participants may sell shares held in their plan account through the plan. See Questions 32 and 33.

      C. Certificate Safekeeping - Participants may deposit their common stock certificates with PNM Resources, whether or not the common stock represented by such certificates was purchased through the plan, and have their ownership maintained on PNM Resources's records in their plan account. This convenience is provided at no cost to the participant and eliminates the possibility of loss, inadvertent destruction, or theft of certificates. Also, because shares deposited for safekeeping are treated in the same manner as shares purchased through the plan, they may be transferred or sold through the plan. See Question 31.

      D. Reinvestment of Dividends - All or a portion of common stock dividends may be reinvested to purchase additional shares of common stock. See Questions 7 through 9.

      E. Simplified Recordkeeping - An investment statement will be mailed to a participant after an investment period in which the participant's account had investment activity. The statement is cumulative, providing year-to-date plan account activity. A plan history statement will be sent when shares are sold, transferred or otherwise withdrawn from the plan. See Questions 34 and 37.

      F. Reduced Broker Commissions - The broker commissions negotiated by PNM Resources for buying or selling shares are typically substantially less than those paid by individual investors for this service. No commissions are paid for newly issued shares or treasury shares. See Questions 27 and 33.

      G. Transfer of Shares - Participants may transfer shares held in their plan account to another individual's account at no cost. The normal transfer requirements will apply. See Questions 30 and 43.

      H. Full Investment of Funds - The full amount of reinvested dividends and cash investments can be invested because the plan permits fractional shares to be credited to plan accounts. Dividends are paid on fractional shares as well as on whole shares. See Question 28.

      PLAN PARTICIPATION PRESENTS INVESTORS WITH THE FOLLOWING DISADVANTAGES:

      A. No Interest on Funds Pending Investment - No interest is paid on dividends or cash investments held pending investment or reinvestment. See Question 17.

      B. Delay in Determining Purchase Price - The number of shares purchased for an investor's plan account will not be determined until all shares for the relevant investment period have been purchased. Therefore, investors will not know the number of shares purchased or the purchase price until the investment date. See Questions 25 through 29.

      C. Return of Cash Investments on Request - Cash investments (including initial cash investments) sent to the plan administrator will not be returned to the investor unless a written request is received by the plan administrator by the last business day prior to the relevant investment period. See Question 19.

      D. Periodic Delays for Issuing Certificates or Selling Shares - Requests for issuance of certificates or the sale of shares from a plan account will be delayed during the dividend processing period. This is a 13-15 business day period which begins on the ex-dividend date. See Questions 30, 33, and 34.

      E. Broker Commissions - While the broker commissions negotiated by the plan administrator for buying or selling stock are typically less than those paid by individual investors for this service, certain investors may be able to negotiate lower commissions on an individual basis. Also, the commissions negotiated by the plan administrator may change from time to time. See Questions 27 and 33.

      F. Price of Shares - Plan participants cannot designate a specific price at which to sell or purchase common stock. Requests for the sale of plan shares are accumulated and the plan administrator places a market order with the appointed agent. Similarly, a market order is placed with the independent agent to purchase stock with all funds available for investment. See Questions 24, 27, and 32.

PLAN ADMINISTRATION

3.    WHO ADMINISTERS THE PLAN?

      PNM Resources administers the plan. Administration duties include recordkeeping, sending periodic statements of account, and holding shares purchased through the plan or otherwise deposited for safekeeping.

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      See Question 32. Such shares will be registered in the name of a nominee on behalf of plan participants. Communications about the plan should be directed to:

         PNM Resources, Inc.
         Shareholder Records Department
         Alvarado Square, MS 1104
         Albuquerque, NM 87158-1104

      When writing, please include a day-time telephone number to expedite our reply. The nationwide toll-free Shareholder Records Department telephone number is (800) 545-4425. In the Albuquerque area, call 241-2054.

PARTICIPATION IN THE PLAN

4.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

      Any interested investors making the applicable minimum initial cash investment and all common stock shareholders of record are eligible to participate. Citizens or residents of a country other than the United States or its territories and possessions should determine whether they are subject to any governmental regulations prohibiting or restricting participation in the plan, and must provide evidence satisfactory to the administrator that their participation will not violate any such regulations, before enrolling in the plan.

      Beneficial owners of common stock whose shares are held in a name other than their own (for example, a bank, broker, or trustee) may participate in the plan with respect to such shares by transferring those shares into their own name.

5.    HOW DOES AN ELIGIBLE INVESTOR ENROLL IN THE PLAN?

      After being furnished with a plan prospectus, eligible investors may join the plan by completing and signing an enrollment form and returning it to PNM Resources. Non-shareholder investors must submit an initial cash investment of at least $50 (but not more than $60,000 per account per calendar year). Non-shareholder investors who are also employees of PNM Resources or any of its affiliates and who elect to invest through a payroll deduction must submit an initial cash investment of at least $25. Once enrolled in the plan, eligible investors will remain enrolled until they discontinue their participation or the plan is terminated. See Questions 34, 35 and 41.

6.    WHEN MAY AN ELIGIBLE INVESTOR JOIN THE PLAN?

      An eligible investor may join the plan at any time by completing and returning an enrollment form.

PARTICIPATION OPTIONS

7.    WHAT PARTICIPATION OPTIONS ARE AVAILABLE IN THE PLAN?

      On the enrollment form, the investor is offered the following participation options:

          - Full Dividend Reinvestment
          - Partial Dividend Reinvestment or
          - Cash Investment Only

8.    HOW DOES THE "FULL DIVIDEND REINVESTMENT" OPTION OF THE PLAN WORK?

      Participants enrolling in the "Full Dividend Reinvestment" option will have dividends earned on all common stock, both in their plan account and of record, reinvested to purchase additional shares of common stock. The reinvestment of dividends will commence with the first dividend to which the participant is entitled payable after the next dividend record date following enrollment. A participant may also make cash investments of up to $60,000 per account annually to purchase common stock.

9.    HOW DOES THE "PARTIAL DIVIDEND REINVESTMENT" OPTION OF THE PLAN WORK?

      Participants enrolling in the "Partial Dividend Reinvestment" option can designate a specific number of shares on which they wish to receive cash dividends, with dividends on the balance of shares being reinvested to purchase common stock. Participants may also elect to receive cash dividends on shares they hold in certificate form, with dividends on shares held in their plan account being reinvested. The reinvestment of dividends will commence with the first dividend to which the participant is entitled payable after the next dividend record date following enrollment. In addition, a participant may make cash investments of up to $60,000 per account annually to purchase common stock.

      If a participant has elected this option and subsequently directs that a portion of his or her shares are to be sold, transferred, or withdrawn, unless the participant otherwise directs, all shares on which a participant receives reinvested dividends will be sold, transferred, or withdrawn prior to the sale, transfer, or withdrawal of any shares on which a participant receives cash dividends.

10.   HOW DOES THE "CASH INVESTMENT ONLY" OPTION OF THE PLAN WORK?

      Participants enrolling in the "Cash Investment Only" option may make cash investments of at least $50, but not more than $60,000 per account annually. Participants who are also employees of PNM Resources or any of its affiliates and who elect to use payroll deductions may make cash investments of at least $25. Dividends earned on all common stock, both in the plan account and of record, will be paid directly to the investor in the manner in which dividends are normally paid. The cash investment will purchase additional shares of common stock.

      NOTE: IF PARTICIPANTS DO NOT INDICATE A PARTICIPATION OPTION ON THE ENROLLMENT FORM, THEIR ACCOUNT WILL AUTOMATICALLY BE ENROLLED INTO THE "FULL DIVIDEND REINVESTMENT" OPTION.

11.   MAY PARTICIPANTS CHANGE THEIR PARTICIPATION OPTION?

      Yes. The participation option may be changed by completing and signing a new enrollment form and returning it to PNM Resources. The change will be effective as of the next dividend record date following receipt of the new enrollment form.

12.   MAY PNM RESOURCES RESTRICT PARTICIPATION IN THE PLAN?

      Yes. PNM Resources reserves the right to restrict participation in the plan if it believes that such participation may be contrary to the general intent of the plan or in violation of applicable law.

INITIAL CASH INVESTMENTS AND CASH INVESTMENTS

13.   WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

      Any shareholder of record who has submitted a signed enrollment form is eligible to make cash investments regardless of the participation option chosen, subject to the maximum contribution. See Question 16.

14.   WHO IS ELIGIBLE TO MAKE AN INITIAL CASH INVESTMENT?

      Any interested investor may submit a signed enrollment form and make an initial cash investment, subject to the applicable minimum and maximum contributions. See Question 16.

15.   HOW ARE INITIAL CASH INVESTMENTS AND CASH INVESTMENTS MADE?

      Initial cash investments and subsequent cash investments must be made by check, money order, or electronic funds deduction from a U.S. bank or other U.S. financial institution, in U.S. dollars, to PNM Resources, Inc.

      PNM Direct Plan. DO NOT SEND CASH. Initial cash investments must be accompanied by a completed enrollment form; an enrollment form or a cash investment form should accompany subsequent cash investments to ensure credit to the proper account. An employee of PNM Resources or any of its affiliates may elect to make an initial cash investment or subsequent cash investments through payroll deductions by completing and returning a payroll deduction authorization form. PNM Resources also allows for cash investments to be made by electronic debit from a specified account by completing and returning an electronic debit authorization form.

16.   IS THERE A MINIMUM AND MAXIMUM CASH INVESTMENT?

      Yes. Generally, the minimum initial cash investment is $50 and the minimum for subsequent cash investments is $50. However, if you are an employee of PNM Resources or any of its affiliates and you elect to invest through payroll deductions, the minimum initial cash investment is $25 and the minimum for subsequent cash investments is $25. The maximum aggregate cash investment (including the initial cash investment) is $60,000 per account per calendar year.

17. WHEN WILL A PARTICIPANT'S INITIAL CASH INVESTMENT OR SUBSEQUENT CASH INVESTMENT BE INVESTED?

      Initial cash investments and subsequent cash investments will be invested during the investment period immediately following the investment period during which the funds are received. Because interest is not paid on funds pending investment, it is to your benefit to mail your cash investments so they are received shortly before the end of an investment period. Funds are considered to be received when delivered, either by postal service or in person, during business hours to PNM Resources's corporate headquarters (see "Shareholder Information" below for address).

      In the event that a check submitted for investment is returned unpaid for any reason, the plan administrator will consider the request for investment of such funds null and void. Any shares purchased upon the prior credit of such funds will be immediately removed from the participant's account. The plan administrator will be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

      NOTE:  INTEREST IS NOT PAID ON FUNDS HELD PENDING INVESTMENT.

18. WHEN WILL SHARES PURCHASED WITH INITIAL CASH INVESTMENTS OR SUBSEQUENT CASH INVESTMENTS BE ENTITLED TO RECEIVE DIVIDENDS?

      Shares purchased with an initial cash investment or a subsequent cash investment will be entitled to dividends if the shares were credited to the participant's account as of a date preceding the dividend record date for payment of a dividend.

19. MAY A PARTICIPANT REQUEST THAT AN INITIAL CASH INVESTMENT OR SUBSEQUENT CASH INVESTMENT BE RETURNED?

      Yes. A participant may request, in writing, the return of an initial cash investment or a subsequent cash investment. The funds will be returned if the request is received by the last business day of PNM Resources prior to the relevant investment period.

REINVESTMENT OF DIVIDENDS

20.   IS THERE A MINIMUM OR MAXIMUM AMOUNT FOR REINVESTED DIVIDENDS?

      No. Dividends designated for reinvestment through the plan are not subject to a minimum or maximum.

21.   WHEN WILL A PARTICIPANT'S DIVIDENDS BE REINVESTED?

      A participant's dividends will be reinvested during the investment period following the investment period in which the dividend is payable.

22. WHEN WILL SHARES PURCHASED WITH REINVESTED DIVIDENDS BE ENTITLED TO RECEIVE DIVIDENDS?

      Shares purchased with reinvested dividends will be entitled to dividends on the dividend payment date following the purchase of such shares.

PURCHASES

23.   WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

      Common stock purchased through the plan will be purchased, at the discretion of PNM Resources and in accordance with applicable law, either on the open market or directly from PNM Resources or through a combination of the foregoing. Shares purchased from PNM Resources may be either authorized but unissued shares or shares held in the treasury of PNM Resources not reserved for any other purpose or a combination of both. PNM Resources currently anticipates that shares will initially be purchased on the open market.

24.   HOW IS COMMON STOCK PURCHASED ON THE OPEN MARKET?

      Common stock will be purchased through an independent agent appointed by PNM Resources. The independent agent will have full discretion in all matters related to such purchases, including the day and time of purchase, price paid, number of shares purchased and the markets or persons through whom the purchases are made.

25.   WHEN ARE SHARES PURCHASED FOR THE PLAN?

      Purchases of shares on the open market may begin on the first day of the relevant investment period and will be completed no later than 15 days thereafter. Please see Questions 17 and 21 to determine the relevant investment period. Dividends not invested in common stock within 30 days of the dividend payment date therefor and cash investments not invested in common stock within 35 days of receipt will be promptly returned to participants.

      Shares purchased by the plan from PNM Resources (newly issued common stock or treasury shares) will be acquired as of the first day of the relevant investment period, provided that the New York Stock Exchange is open on such day. See Question 26.

26.   WHEN WILL SHARES BE CREDITED TO A PARTICIPANT'S ACCOUNT?

      Participants' shares will be credited to their plan accounts on the investment date and are considered to be owned by the participant on that day. If the investment date falls on a date when the New York Stock Exchange is closed, the first day immediately succeeding such day on which the New York Stock Exchange is open will be the investment date.

27.   HOW IS THE PURCHASE PRICE OF THE COMMON STOCK DETERMINED?

      The purchase price of common stock purchased on the open market will be the weighted average price, including broker commissions, related service charges and applicable taxes, of all shares purchased during the investment period.

      The purchase price of common stock purchased from PNM Resources (newly issued common stock or treasury shares) will be the average of the high and low prices of the common stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal or, for any day on which there is no such publication, in another generally accepted publication for the first business day of the relevant investment period, provided that the New
      York Stock Exchange is open on such day.

      If the stock is purchased both on the open market and through PNM Resources, the purchase price will be the weighted average price of such shares in accordance with the foregoing two paragraphs.

28.   HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT?

      The number of shares purchased for a participant will be equal to the participant's cash investments for the preceding investment period plus dividends available for reinvestment (see Question 21) divided by the purchase price of the shares. The participant's account will be credited with the whole and fractional shares on the investment date.

29.   CAN A PARTICIPANT REQUEST THE PURCHASE OF A SPECIFIC NUMBER OF SHARES?

      No. Since the purchase price of the common stock cannot be calculated until the common stock is purchased, a participant may not purchase a specific number of shares.

CERTIFICATES

30.   WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE PLAN?

      No. The certificates for shares purchased through the plan are registered in the name of a nominee on behalf of plan participants. A certificate will be issued to participants only upon request.

      Participants requesting the issuance of a certificate for their plan shares should submit the request in writing to the plan administrator, specifying the number of shares to be issued. Certificates will generally be issued within five days following the receipt of the request. However, requests received during the dividend processing period will be delayed. See "Disadvantages of the Plan - D." Certificates cannot be issued for fractional shares.

      The certificate will be issued in the name(s) of the participant(s). Requests to issue a certificate into another registration must meet the requirements for transfer of stock. See Question 43.

      See Question 9 for information relating to the certification of only a portion of a participant's plan shares when the participant has elected the "Partial Dividend Reinvestment" option for his or her shares.

SAFEKEEPING OF CERTIFICATES

31. CAN CERTIFICATES BE RETURNED TO THE COMPANY TO BE HELD IN THE PARTICIPANT'S PLAN ACCOUNT?

      Yes. Certificates for common stock may be returned to the plan administrator to take advantage of the safekeeping feature of the plan. THE CERTIFICATES SHOULD NOT BE ENDORSED AND REGISTERED MAIL IS RECOMMENDED. The certificates should be submitted with a letter to the plan administrator directing the plan administrator to deposit the shares represented by such certificates into the plan account of the participant. Alternatively, the certificates can be submitted with a safekeeping authorization form. Investors may submit certificates for safekeeping at any time while participating in the plan.

      COMMON STOCK SURRENDERED FOR SAFEKEEPING WILL BE TREATED AS SHARES PURCHASED THROUGH THE PLAN.

SALE OF SHARES

32.   HOW MAY PARTICIPANTS SELL THEIR PLAN SHARES OR TRANSFER SHARES?

      Participants may sell their plan shares by submitting a written request to PNM Resources. The request should indicate the number of shares to be sold and must be signed by ALL account owners. Shares acquired through and held in the plan, as well as shares surrendered for safekeeping, may be sold in this manner. A request to sell shares is irrevocable after it is received by PNM Resources. PNM Resources's appointed agent will have full discretion in all matters related to the sale, including the time of sale, sale price, and the markets or persons through whom the shares are sold. Participants cannot specify a price at which to sell their stock.

      Participants may also elect to transfer (whether by gift, private sale, or otherwise) ownership of all or a portion of their plan shares to the account of another participant or establish an account for a person not already a participant by delivering to the administrator a completed account action request form to that effect and a stock assignment (stock power) acceptable to the administrator along with such other documentation as may be required by the administrator. No fraction of a share of common stock credited to the transferor's account shall be transferred unless the transferor's entire account is transferred. For participants' convenience a gift certificate is available to represent a transfer by gift.

      Shares held outside the plan may not be sold through the plan.

      See Question 9 for information relating to the sale of only a portion of a participant's plan shares when the participant has elected the "Partial Dividend Reinvestment" option for his or her shares.

33.   WHEN WILL PLAN SHARES BE SOLD?

      Plan shares will generally be sold within five business days following receipt of the sale request. However, sale requests received during the dividend processing period will be delayed until the dividend processing period is completed. See "Disadvantages of the Plan - D."

      A check will be issued for the proceeds of the sale minus the broker commissions, any related service charges and applicable taxes, and will be made payable to the registered account owners only.

TERMINATION OF PLAN PARTICIPATION

34.   HOW MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

      Participants may terminate participation in the plan either by selling all the shares in their plan account or by having a certificate issued for a specific number of whole shares in their plan account and selling the balance of shares. See Questions 30, 32 and 33. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation.

      Plan participants must notify PNM Resources in writing of their intention to terminate participation in the plan, have all account owners sign the request and indicate whether they wish to receive a stock certificate or sell their shares.

      Participants terminating their plan participation will receive a plan history statement detailing the account history. THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

      Cash investments received prior to the request to terminate plan participation will be invested during the next investment period unless the participant timely requests the return of that cash investment. See Question 19.

      The termination of plan participation will be delayed if the request is received during the dividend processing period. See "Disadvantages of the Plan - D."

35.   MAY PNM RESOURCES TERMINATE A PARTICIPANT'S PLAN PARTICIPATION?

      Yes. If a participant does not maintain at least one whole share of common stock in the plan account or does not own any common stock of record for which cash dividends are designated for reinvestment pursuant to the plan, the participant's participation may be terminated by PNM Resources upon written notice to the participant. A participant whose participation has been terminated will receive a check for the cash value of any fractional share in the plan account.

      In addition, PNM Resources may terminate a participant's participation in the plan if it believes that such participation may be contrary to the general intent of the plan or in violation of applicable law. The participant will receive a certificate for whole shares and a check for the cash value of the fractional share in the plan account.

COSTS

36.   WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

      The only costs associated with plan participation are the broker commissions, related service charges and applicable taxes for the sale or purchase of shares for a participant's account. All other administrative costs are borne by PNM Resources.

REPORTS TO PARTICIPANTS

37.   WHAT REPORTS ARE SENT TO PARTICIPANTS?

      Plan participants will receive an investment statement as soon as possible after each month in which an investment occurs in their plan account, which will provide detailed account information for the current calendar year. THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

      Participants who have sold, transferred, or withdrawn shares from their plan accounts will receive a plan history statement detailing the account history. THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

      Plan participants will also receive copies of all shareholder communications such as annual reports, and notices of shareholder meetings and proxy materials.

      Plan participants will receive an IRS Form 1099-DIV showing total dividends reported to the Internal Revenue Service which were paid to the participant both on shares of record and plan account shares. An IRS Form 1099-B will be provided for reporting the proceeds from the sale of shares through the plan. See Question 45 for further information regarding tax reporting.

OTHER INFORMATION

38. WHAT HAPPENS IF PNM RESOURCES DECLARES A DIVIDEND PAYABLE IN COMMON STOCK OR A STOCK SPLIT?

      Any dividends in the form of shares of common stock and any shares resulting from a common stock split on shares held in a participant's plan account will be credited to the participant's plan account.

39.   HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

      Participants in the plan will receive a proxy statement and a proxy card representing plan account shares as well as any other common stock held of record. The participant's shares will be voted in accordance with the instructions indicated on the proxy card. Shares for which a proxy is not received will not be voted.

40.   WHAT IS THE RESPONSIBILITY OF PNM RESOURCES AND ITS AGENTS UNDER THE PLAN?

      Neither PNM Resources, in its individual capacity or as administrator, nor any independent agent appointed by PNM Resources pursuant to the plan will be liable for any act done in good faith or for any good faith omission to act with respect to the plan, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for participants, or with respect to any fluctuation in market value before or after any purchase or sale of shares.

      PARTICIPANTS MUST RECOGNIZE THAT PNM RESOURCES CANNOT ASSURE THEM A PROFIT, OR PROTECT THEM AGAINST LOSSES, ON SHARES PURCHASED PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY. PARTICIPANTS ACCEPT THE RISKS AS WELL AS THE BENEFITS OF THE PLAN.

41.   MAY THE PLAN BE CHANGED OR DISCONTINUED?

      Yes. PNM Resources reserves the right to suspend, modify, or terminate the plan at any time. PNM Resources may register additional shares from time to time. Any suspension, modification, or termination of the plan will be communicated by PNM Resources to all plan participants.

42.   MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE PLEDGED AS COLLATERAL?

      No. Common stock held in a plan account may not be pledged as collateral. Participants wishing to use their common stock as collateral must have certificates issued for the shares. The certificates can then be delivered for collateral.

43. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE TRANSFERRED OR ASSIGNED TO ANOTHER PERSON?

      Yes. A participant may transfer or assign plan shares to another person or entity by meeting the requirements for transfer of stock. Requests for stock transfer requirements should be sent to:

         PNM Resources, Inc.
         Shareholder Records Department
         Alvarado Square, MS 1104
         Albuquerque, NM 85158-1104

      or by calling PNM Resources at (800) 545-4425 or, in Albuquerque, at 241-2054.

      See Question 9 for information relating to the transfer of only a portion of a participant's plan shares when the participant has elected the "Partial Dividend Reinvestment" option for his or her shares.

44.   HOW MAY INSTRUCTIONS BE GIVEN TO THE ADMINISTRATOR?

      Although currently all instructions from a participant to the administrator are required to be in writing, the administrator may in the future allow certain instructions to be given by telephone or in any other manner as agreed to by the administrator and the participant.

FEDERAL INCOME TAX INFORMATION

45.   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PLAN  PARTICIPATION?

      PNM Resources believes the following is an accurate summary of the material federal income tax consequences of participation in the plan. YOU ARE ADVISED TO CONSULT YOUR TAX OR FINANCIAL ADVISOR WITH RESPECT TO FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS WHICH APPLY TO YOUR SPECIFIC SITUATION.

      In general, the dividends paid on common stock, whether the shares are held in certificate form by the shareholder or held through the plan, are considered taxable income, whether received in cash or reinvested through the plan. The information return sent to you and the IRS at year-end will provide the information required to complete your income tax returns.

      The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with cash investments will be equal to the amount of such investments.

      Upon the sale of all or a portion of the shares from the plan, a participant may recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional shares. The capital gain or loss will be long-term if the shares were held for more than one year.

      For participants who are subject to U.S. withholding tax, backup withholding, or foreign taxes, PNM Resources will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the participant, or dividends reinvested on behalf of the participant, will be net of the required taxes.


                                 USE OF PROCEEDS

      Since purchases of common stock under the plan may be satisfied by (i) the purchase of new shares of common stock issued by PNM Resources or the purchase of shares held in the treasury of PNM Resources, or (ii) the purchase of shares of common stock in the open market, the number of shares of newly issued common stock or treasury shares of common stock, if any, that PNM Resources ultimately will sell under the plan is not known. If newly issued shares of common stock or treasury shares of common stock are purchased under the plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of PNM Resources. PNM Resources will not receive any proceeds when shares of common stock are purchased under the plan in the open market.


                          DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of PNM Resources consists of 10,000,000 shares of preferred stock without par value, issuable in series from time to time, and 120,000,000 shares of common stock, without par value. The board of directors of PNM Resources is authorized by PNM Resources's Articles of Incorporation, at any time or from time to time, to establish and designate one or more series of preferred stock and to fix the number of shares and the relative rights, preferences and limitations of each such series. PNM Resources's Articles of Incorporation limit the board of directors to designating voting rights only when dividends on the preferred stock are not paid and when proposed changes to the Articles would adversely affect preferred shareholders' rights. The affirmative vote of the holders of a majority of the outstanding capital stock of PNM Resources entitled to vote shall be required in order to amend, alter, change or repeat any provisions of the Articles of
Incorporation. As of        , 2001, there were outstanding: (i)        shares of
common stock and (ii)        shares of preferred stock.

      PNM Resources common stock is listed on the New York Stock Exchange under the ticker symbol PNM.

DIVIDENDS

      After giving effect to any prior rights of the PNM Resources preferred stock, if any should become outstanding, PNM Resources will pay dividends on its common stock as determined by its board of directors out of legally available funds.

VOTING RIGHTS

      Holders of common stock are entitled to one vote for each share held by them on all matters submitted to the shareholders of PNM Resources. Holders of PNM Resources common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and PNM Resources's Articles of Incorporation and Bylaws generally require the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act and PNM Resources's Articles of Incorporation, some corporate actions, including amending the Articles and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote.

LIQUIDATION

      In the event PNM Resources is liquidated or dissolved, either voluntarily or involuntarily, the holders of any PNM Resources preferred stock established by its board of directors would have priority (after any creditors of PNM Resources) with respect to the distribution of assets. After the holders of any such preferred stock are paid their aggregate liquidation preference, the holders of common stock would be entitled, to the exclusion of the holders of preferred stock, to share ratably (according to the number of shares held by them) in all remaining assets of PNM Resources available for distribution.

PREEMPTIVE AND OTHER RIGHTS

      Holders of PNM Resources's capital stock do not automatically have any preemptive rights to purchase shares of PNM Resources's common or preferred stock (or their equivalents). PNM Resources common stock is not subject to redemption or to any further calls or assessments and is not entitled to the benefit of any sinking fund provisions. The shares of PNM Resources common stock to be issued to PNM common shareholders in connection with the share exchange will be fully paid and non-assessable once the share exchange is completed.

                                     EXPERTS

      The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

      Certain legal matters in connection with the common stock offered hereby have been passed on for PNM Resources by Keleher & McLeod, P.A., Albuquerque, New Mexico.

                             SHAREHOLDER INFORMATION
                               PNM RESOURCES, INC.

Corporate Headquarters:                       Alvarado Square, MS 1104
                                              Albuquerque, NM 87158-1104

Mailing Address:                              P.O. Box 1047
                                              Albuquerque, NM 87103-1047

Telephone Numbers:                            505-241-2054 in Albuquerque
                                              800-545-4425 nationwide toll-free

Shareholder Account Information

  - Stock Transfer Requirements:              P.O. Box 1047
                                              Albuquerque, NM 87103-1047

  - Plan and Account Information:             P.O. Box 1047
                                              Albuquerque, NM 87103-1047

Stock Listing Information

  - Ticker Symbol:                            PNM on the New York Stock Exchange

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PNM RESOURCES, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                                  TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----
     AVAILABLE INFORMATION..........................................................................1

     INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE...................................................................................1

     PNM RESOURCES, INC.............................................................................2

     DESCRIPTION OF THE PLAN........................................................................2

     USE OF PROCEEDS...............................................................................13

     DESCRIPTION OF CAPITAL STOCK..................................................................13

     EXPERTS.......................................................................................14

     LEGAL OPINIONS................................................................................14

     SHAREHOLDER INFORMATION PNM RESOURCES, INC....................................................14

                                     [LOGO]

                               PNM RESOURCES, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                       PNM RESOURCES, INC. PNM DIRECT PLAN


                               -------------------

                                    PROSPECTUS

                               -------------------

                                     , 2001

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee*..............  $13,534.48
Printing, engraving and postage expenses..........................   30,000.00
Legal fees........................................................   33,000.00
Accounting fees...................................................   10,000.00
Miscellaneous.....................................................   10,000.00
                                                                    ----------
         Total Expenses...........................................  $96,534.48
                                                                    ==========

----------------
* Actual, others estimated.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 6 of Article II of PNM Resources, Inc.'s By-Laws contains the following provisions with respect to indemnification of directors and officers:

         Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

      Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

      Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise.

      Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.      EXHIBITS.


Exhibit No    Description
----------    -----------
 4.1.1        Articles of Incorporation of PNM Resources, Inc. (incorporated by reference to Exhibit B of the Registration Statement on Form S-4,
              as amended, of PNM Resources, Inc., formerly known as Manzano
              Corporation, File No. 333-32170, filed on April 18, 2000).

 4.1.2        Articles of Amendment to the Articles of Incorporation of PNM
              Resources, Inc., dated April 10, 2001.

 4.1.3        Articles of Amendment to the Articles of Incorporation of PNM
              Resources, Inc., dated July 12, 2001.

 4.2          Bylaws of PNM Resources, Inc. as amended through April 17, 2001.

 4.3          Form of PNM Resources, Inc. PNM Direct Plan.

 5*           Opinion of Keleher & McLeod, P.A.

23.1*         Consent of Keleher & McLeod, P.A. (included in Exhibit 5).

23.2          Consent of Arthur Andersen LLP.

24            Power of attorney (See signatures page in Part II).

---------------
*To be filed.

ITEM 17.   UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on October 4, 2001.

                                       PNM RESOURCES, INC.


                                       By:       /s/ M. H. MAERKI
                                          --------------------------------------
                                           M. H. Maerki
                                           Senior Vice President and
                                           Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes J. E. Sterba, M. H. Maerki and J. R. Loyack, and each of them, as attorneys-in fact, to sign in his or her name and behalf, individually and in any and all capacities, and to file any amendments, including post-effective amendments, to this registration statement.

             Signature                         Capacity                               Date
             ---------                         --------                               ----
                                   Chairman, President and Chief
           /s/ J. E. STERBA              Executive Officer                     October 4, 2001
--------------------------------   (Principal Executive Officer)
J. E. Sterba

                                   Senior Vice President and Chief
           /s/ M. H. MAERKI               Financial Officer                    October 4, 2001
--------------------------------   (Principal Financial Officer)
M. H. Maerki

                                   Vice President, Corporate Controller
           /s/ J. R. LOYACK             and Chief Accounting Officer           October 4, 2001
--------------------------------       (Principal Accounting Officer)
J. R. Loyack


--------------------------------                  Director
R. G. Armstrong


           /s/ J.A. GODWIN                        Director                     October 4, 2001
--------------------------------
J. A. Godwin

                                                                               October 4, 2001
           /s/ B.F. MONTOYA                       Director
--------------------------------
B. F. Montoya


                                                  Director
--------------------------------
T. F. Patlovich


           /s/ R.M. PRICE                         Director                     October 4, 2001
--------------------------------
R. M. Price


--------------------------------                  Director
P. F. Roth


                                INDEX TO EXHIBITS


Exhibit No.   Exhibit
-----------   -------
 4.1.1        Articles of Incorporation of PNM Resources, Inc. (incorporated by reference to Exhibit B of the Registration Statement on Form S-4,
              as amended, of PNM Resources, Inc., formerly known as Manzano
              Corporation, File No. 333-32170, filed on April 18, 2000).

 4.1.2        Articles of Amendment to the Articles of Incorporation of PNM
              Resources, Inc., dated April 10, 2001.

 4.1.3        Articles of Amendment to the Articles of Incorporation of PNM
              Resources, Inc., dated July 12, 2001.

 4.2          Bylaws of PNM Resources, Inc. as amended through April 17, 2001.

 4.3          Form of PNM Resources, Inc. PNM Direct Plan.

 5*           Opinion of Keleher & McLeod, P.A.

23.1*         Consent of Keleher & McLeod, P.A. (included in Exhibit 5).

23.2          Consent of Arthur Andersen LLP.

24            Power of attorney (See signatures page in Part II).


---------------
*To be filed.